Exhibit 10.3

EXECUTION
AMENDMENT NO. 13
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Amendment No. 13 to Amended and Restated Master Repurchase Agreement (the “Amendment”), dated as of May 28, 2021, between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”) and QUICKEN LOANS, LLC (the “Seller”).
RECITALS
The Buyer and Seller are parties to that certain (a) Amended and Restated Master Repurchase Agreement, dated as of April 10, 2015 (as amended by Amendment No. 1, dated as of June 24, 2015, Amendment No. 2, dated as of January 29, 2016, Amendment No. 3, dated as of October 6, 2016, Amendment No. 4, dated as of April 14, 2017, Amendment No. 5, dated as of December 6, 2018, Amendment No. 6, dated as of April 25, 2019, Amendment No. 7, dated as of June 26, 2019, Amendment No. 8, dated as of September 16, 2019, Amendment NO. 9, dated as of December 5, 2019 Amendment No. 10, dated as of April 20, 2020, Amendment No. 11 and Amendment No. 12, dated as of April 14, 2021, dated as of December 3, 2020, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) Pricing Letter, dated as of April 10, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement or Pricing Letter, as applicable.
The Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.
Accordingly, the Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:
Section 1.Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:
1.1deleting the definitions of “Agency-Required eNote Legend”, “Control Failure” and “eVault” in their entirety and replacing them with the following:
“Agency Required eNote Legend” shall mean the legend or paragraph required by Fannie Mae, Freddie Mac or Ginnie Mae, as applicable, to be set forth in the text of an eNote, which includes the provisions set forth on Exhibit I to the Custodial Agreement, as may be amended from time to time by Fannie Mae, Freddie Mac or Ginnie Mae, as applicable.
“Control Failure” shall mean, with respect to an eNote, (a) if the Controller status of the eNote shall not have been transferred to (i) other than with respect to a Ginnie Mae eNote Pooled Loan, Buyer and (ii) with respect to a Ginnie Mae eNote Pooled Loan, Seller, (b) (i) other

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than with respect to a Ginnie Mae eNote Pooled Loan, Buyer shall otherwise not be designated as the Controller of such eNote in the MERS eRegistry (other than pursuant to a Bailee Letter) and (ii) with respect to a Ginnie Mae eNote Pooled Loan, Seller shall otherwise not be designated as the Controller of such eNote in the MERS eRegistry, (c) if the eVault shall have released the Authoritative Copy of an eNote in contravention of the requirements of the Custodial Agreement, or (d) if the Custodian initiated any changes on the MERS eRegistry in contravention of the terms of the Custodial Agreement.
“eVault” shall mean an electronic repository established and maintained by the Custodian for delivery and storage of eNotes.
1.2adding the following definitions in their proper alphabetical order:
        “eNote Secured Party” shall mean, with respect to a Ginnie Mae eNote Pooled Loan, the party designated in the MERS eRegistry as the “Secured Party”.
“eNote Secured Party Failure” shall mean, with respect to a Ginnie Mae eNote Pooled Loan, (a) if the eNote Secured Party status of the eNote shall not have been transferred to Ginnie Mae within one (1) Business Day of certification thereof, (b) Ginnie Mae shall otherwise not be designated as the eNote Secured Party in the MERS eRegistry, (c) if the eVault shall have released the Authoritative Copy of such eNote in contravention of the requirements of the Custodial Agreement, or (d) if the Custodian initiated any changes on the MERS eRegistry in contravention of the terms of the Custodial Agreement.
        “Ginnie Mae eNote Pooled Loan” shall mean an eMortgage Loan that is a part of a pool of Mortgage Loans certified to by a custodian to Ginnie Mae and that is eligible to be placed into the Ginnie Mae Mortgage-Backed Securities Program, as described in the Ginnie Mae Guide.
        “Ginnie Mae Guide” shall mean the Ginnie Mae Mortgage-Backed Securities Guide I or II, as such guide may hereafter from time to time be amended.
        1.3 deleting the definition of “eVault Provider”, in its entirety and any and all references thereto.
Section 2.Initiation. Section 3 of the Existing Repurchase Agreement is hereby amended by deleting paragraph (c)(ii) in its entirety and replacing it with the following:
(ii) Seller shall deliver to Custodian the Mortgage File with respect to each Mortgage Loan subject to the requested Transaction (A) which is not a Wet Loan, in accordance with the timeframes set forth in the Custodial Agreement, and (B) with respect to each Wet Loan, on or prior to the Wet Delivery Deadline; provided that, with respect to any eMortgage Loan, Seller shall deliver to Custodian each of Buyer’s and Seller’s MERS Org IDs, and shall cause (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) other than with respect to a Ginnie Mae eNote Pooled Loan, the Controller status of the related eNote to be transferred to Buyer, (iii) with respect to a Ginnie Mae eNote

Pooled Loan, the Controller status of the related eNote to reflect the MERS Org ID of Seller and the eNote Secured Party status of the related eNote to reflect the MERS Org ID of Ginnie Mae, (iv) the Location status of the related eNote to be transferred to Custodian, (v) other than with respect to a Ginnie Mae eNote Pooled Loan, the Delegatee status of the related eNote to be transferred to Custodian, in each case using MERS eDelivery and the MERS eRegistry, (vi) the Master Servicer Field status of the related eNote to be transferred to Seller and (vii) the Subservicer Field status of the related eNote to be (x) if there is a third-party subservicer, such subservicer’s MERS Org ID or (y) if there is not a subservicer, blank (collectively, the “eNote Delivery Requirements”).

Section 3.Covenants. Section 12 of the Existing Repurchase Agreement is hereby amended by deleting paragraph (c)(iv) in its entirety and replacing it with the following:

(iv) as soon as reasonably possible, notice of any of the following events: (A) a change in the insurance coverage required of Seller Party pursuant to any Program Document, with a copy of evidence of same attached; (B) any material change in accounting policies or financial reporting practices of Seller Party; (C) promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Program Document) on, or claim asserted against, any of the Repurchase Assets; (D) the termination or nonrenewal of any debt facilities of Seller Party which have a maximum principal amount (or equivalent) available of more than the Facility Termination Threshold; (E) any Change in Control; (F) any other event, circumstance or condition that has resulted, or is reasonably expected to result, in a Material Adverse Effect; and (G) upon Seller becoming aware of any Control Failure or eNote Secured Party Failure with respect to a Purchased Mortgage Loan that is an eMortgage Loan or any eNote Replacement Failure or any Unauthorized Servicing Modification; and

Section 4.Representations and Warranties. Schedule 1 to the Existing Repurchase Agreement is hereby amended by deleting paragraph (zzz) in its entirety and replacing it with the following:

(zzz) eNotes. With respect to each eMortgage Loan, the related eNote satisfies all of the following criteria:

(i)the eNote bears a digital or electronic signature;

(ii)the Hash Value of the eNote indicated in the MERS eRegistry matches the Hash Value of the eNote as reflected in the eVault;

(iii)there is a single Authoritative Copy of the eNote, within the meaning of Section 9-105 of the UCC or Section 16 of the UETA, that is held in the eVault;

(iv)the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Custodian;

(v)other than with respect to a Ginnie Mae eNote Pooled Loan, the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Buyer

(vi)with respect to a Ginnie Mae eNote Pooled Loan, the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Seller;

(vii)with respect to a Ginnie Mae eNote Pooled Loan, the eNote Secured Party status of the eNote on the MERS eRegistry reflects the MERS Org ID of Ginnie Mae;

(viii)other than with respect to a Ginnie Mae eNote Pooled Loan, the Delegatee status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian;

(ix)with respect to a Ginnie Mae eNote Pooled Loan, the Delegatee status of the eNote on the MERS eRegistry is blank;

(x)the Master Servicer Field status of the eNote on the MERS eRegistry reflects the MERS Org ID of Seller;

(xi)the Subservicer Field status of the eNote on the MERS eRegistry (i) reflects, if there is a third-party subservicer, such subservicer’s MERS Org ID or (ii) if there is not a subservicer, is blank;

(xii)there is no Control Failure, eNote Secured Party Failure, eNote Replacement Failure or Unauthorized Servicing Modification with respect to such eNote;

(xiii)the eNote is a valid and enforceable Transferable Record or is a valid and enforceable “general intangible” or “payment intangible” within the meaning of the UCC;

(xiv)other than with respect to a Ginnie Mae eNote Pooled Loan, there is no defect with respect to the eNote that would result in Buyer having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA or the UCC, as applicable) of the Transferable Record; and

(xv)there is no paper copy of the eNote in existence nor has the eNote been papered-out.

Section 5.Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:
(a)Buyer shall have received this Amendment, executed and delivered by duly authorized officers of the Buyer and Seller;
(b)Buyer shall have received that certain Third Amended and Restated Custodial Agreement, executed and delivered by duly authorized officers of the Custodian, Buyer and Seller; and
(c)such other documents as the Buyer or counsel to the Buyer may reasonably request.
Section 6.Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.
Section 7.Representations and Warranties. Seller hereby represents and warrants to the Buyer that, giving effect to this Amendment, it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement. Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
Section 8.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
Section 9.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
Section 10.Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, the UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature. The original documents shall be promptly delivered, if requested.
Section 11.Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Section 12.GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.
[SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as Buyer
By:    /s/ Gary Timmerman
Name: Gary Timmerman
Title: Managing Director
By:     /s/ Chi Ma
Name: Chi Ma
Title: Director
QUICKEN LOANS, LLC, as Seller

DocuSigned by:
/s/ Robert P. Wilson
CC8E1688430845
Name: Robert Wilson
Title: Treasurer

Signature Page to Amendment No. 13 to Master Repurchase Agreement